UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 23, 2006

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124

(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Item 1.02.              Termination of a Material Definitive Agreement.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2006, Peter J. Frasso, the company’s Executive Vice President and Chief Operating Officer, gave notice of his resignation from the company, effective August 31, 2006. All his employment arrangements with the company will terminate as of August 31, 2006. Mr. Frasso had served in that role since May 26, 2005. Mr. Frasso and the company have entered into a Release of Claims Agreement. Subject to Mr. Frasso’s non-revocation of the agreement, Mr. Frasso will be entitled to a severance payment of $100,000 and forgiveness of the obligation (if any) of Mr. Frasso to return any portion of the $100,000 signing bonus previously paid and described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2005.

At this time, the company is not designating a new principal operating officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: August 24, 2006